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                                                                     Exhibit 23A

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 13 to the registration statement on Form S-1 (the "Registration Statement") of our reports dated March 17, 2000 and February 17, 2000, relating to the financial statements of the Pruco Life of New Jersey Variable Contract Real Property Account and The Prudential Variable Contract Real Property Partnership, respectively, which appear in such Prospectus. We also consent to the use of our report, dated February 17, 2000, to the Financial Statement Schedules of The Prudential Variable Contract Real Property Partnership for the three years ended December 31, 1999 listed under item 16(b) of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our report.

We also consent to the reference to us under the heading "Experts" in the Prospectus.



PricewaterhouseCoopers LLP

New York, New York
April 6, 2000